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                                                                      Exhibit 12

                     CERTIFICATE OF THE SOLE SHAREHOLDER OF
                                 WCMA MONEY FUND

     Fund Asset Management, L.P., the holder of shares of beneficial interest, par value $0.10 per share, indicated below, of WCMA Money Fund, a Massachusetts business trust (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

       Number of           Number of          Number of            Number of
    Class 1 Shares      Class 2 Shares      Class 3 Shares       Class 4 Shares
   ---------------      --------------      --------------       --------------
         2,500               2,500              2,500                2,500


                                                  FUND ASSET MANAGEMENT, L.P.


                                                  By: /s/ Donald C. Burke
                                                      --------------------------
                                                      Authorized Officer

Dated: March 20, 2003